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                                                            BUSINESS CREDIT NOTE


Due July 1, 1999                                                     $212,500.00
Note No. 0101                                           Date: September 27, 1995
Account No. 0026624                                        Indianapolis, Indiana


     Promise to Pay: For value received, MADE2MANAGE SYSTEMS, INC. (the "Borrower") promises to pay to NBD Bank, N.A., a national banking association (the "Bank") or order, at any office of the Bank in the State of Indiana, the sum of Two Hundred Twelve Thousand Five Hundred and 00/100 Dollars ($212,500.00) plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at the rate of:

     2.00% per annum above the rate announced from time to time by the Bank as its "prime" rate (the "Note Rate"), which rate may not be the lowest rate charged by the Bank to any of its customers, until maturity, whether by acceleration or otherwise, and at the rate of 3% per annum above the Note Rate on overdue principal from the date when due until paid. Each change in the "prime" rate will immediately change the Note Rate.

In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

The Borrower will pay this sum in 9 consecutive monthly installments of interest only on the 1st day of each month, commencing November 1, 1995, and 35 consecutive monthly installments equal to one/thirty-sixth of the outstanding principal balance as of July 1, 1996 plus interest, commencing August 1, 1996 until July 1, 1999 at which time the balance plus accrued interest then unpaid shall be due and payable immediately. Payments may, at the option of the Bank, be applied first to charges, then to interest and then to principal. Acceptance by the Bank of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of the Bank's right to receive payment in full at such or any other time.

LATE FEE: if any payment due is not received by the Bank within fifteen (15) days after its due date, the Bank may assess and the Borrower agrees to pay to the Bank a late fee equal to the lesser of: (i) five percent (5%) of the past due amount; or (ii) One Hundred and 00/100 Dollars ($100.00).

AGREEMENT: This note evidences a debt which is subject to the additional terms and conditions of a Credit Agreement between the Bank and the Borrower dated as of June 9, 1995, and any amendments.

SECURITY: To secure the payment of this note and any other present or future liability of the Borrower, whether several, joint, or joint and several, the Borrower pledges and grants to the Bank a continuing security interest in the following described property and all of its additions,
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substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"):

(1) All securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity);

(2) All property or securities declared or acknowledged to constitute security for any past, present or future liability of the Borrower to the Bank;

(3)  All balances of deposit accounts of the Borrower with the Bank.

(4)  The following additional property: All Accounts, Equipment, and
     Inventory.

SETOFF: The Bank shall have the right at any time to apply its own debt or liability to the Borrower or to any other party liable on this note in whole or partial payment of this note or other present or future liabilities, without any requirement of mutual maturity.

RELATED DOCUMENTS: The terms of any other document executed as part of the loan evidenced by this note are incorporated by reference.

REPRESENTATIONS BY BORROWER: Each Borrower represents: (a) that the execution and delivery of this note and the performance of the obligations it imposes does not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party; (b) that this note is valid and binding, enforceable according to its terms; and (c) that all balance sheets, profit and loss statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower also represents that this note evidences a business loan exempt from the Federal Truth In Lending Act (15 USC 1601, et seq), the Federal Reserve Bank's Regulation Z (12 CFR 226, et seq), and the Indiana Uniform Consumer Credit Code (IC 24-4.5-1-101, et seq). Each Borrower, other than a natural person, further represents: (a) that it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this note and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body, and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

EVENTS OF DEFAULT/ACCELERATION: If any of the following events occurs:

(1) The Borrower or any guarantor of this note ("Guarantor") fails to pay when due any amount payable under this note or under any agreement or instrument evidencing debt to any creditor;

(2) The Borrower or any Guarantor (a) fails to observe or, perform any other term of this
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     note; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this note) such that the creditor declares the debt due before its maturity;

(3) There is a default under the terms of any loan agreement, mortgage, security agreement, or any other document executed as part of the loan evidenced by this note, or any guaranty of the loan evidenced by this note becomes unenforceable in whole or in part, or any Guarantor fails to promptly perform under its guaranty;

(4) A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower;

(5) The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due;

(6) The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction;

(7) A custodian, receiver, or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without its consent and is not removed within 60 days after such appointment;

(8) Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and such proceedings remain undismissed for 60 days after commencement; or the Borrower or Guarantor consents to such proceedings;

(9) Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of the Borrower or any Guarantor;

(10) The Borrower or any Guarantor dies;

(11) The Borrower or any Guarantor, without the Bank's written consent, (a) is dissolved, (b) merges or consolidates with any third party, (c) sells a material part of its assets or business outside the ordinary course of its business, (d) engages in any share exchange to the same effect, or
     (e) agrees to do any of the foregoing;

(12) There is a substantial change in the management or ownership or the existing or prospective financial condition, of the Borrower or any Guarantor which the Bank in good
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     faith determines to be materially adverse;

(13) The Bank in good faith deems itself insecure;

then this note shall become due immediately, without notice, at the Bank's option.

REMEDIES: If this note is not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice shall be met if the Bank sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee. The Borrower shall be liable for any deficiency remaining after disposition of any Collateral and waives all valuation and appraisement laws. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this note, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

WAIVER: Each endorser and any other party liable on this note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of the Collateral, to the addition of any patty, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this note. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

MISCELLANEOUS: The Borrower, if more than one, shall be jointly and severally liable, and the term "Borrower" shall mean any one or more of them, and the receipt of value by any one of them shall constitute receipt of value by all of them. This note shall be binding on the Borrower and its successors, and shall inure to the benefit of the Bank, its successors and assigns. Any reference to the Bank shall include any holder of this note. This note is delivered in the State of Indiana and governed by Indiana law. Section headings are for convenience of reference only and shall not affect the interpretation of this note. This note and all related loan documents embody the entire agreement between the Borrower and the Bank regarding the terms of the loan evidenced by this note, and supersede all oral statements and prior writings relating to that loan. This note is a renewal of a prior note in the name of MADE2MANAGE SYSTEMS, INC. f/k/a TEKSYN, INC. and represents a continuation and increase of the indebtedness described in such prior note and a continuation of the obligation to pay advances made under such prior note.

WAIVER OF JURY TRIAL BY BANK AND BORROWER: The Bank and the Borrower, after
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consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this note or any related instrument or agreement or any of the transactions contemplated by this note or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.

Address:                               Borrower:

9002 Purdue Rd., Suite 200             MADE2MANAGE SYSTEMS, INC.
Indianapolis, IN 46268

                                       By: /s/ David B. Wortman
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                                          David B. Wortman           President
                                           ------------------------------------
                                          Printed Name                   Title
                                          Tax I.D. Number: 35-1665080

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 FOR OFFICE USE ONLY:
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 Auth #:              Note #:  0101
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 OFFICER INITIALS     OFFICER INITIALS



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 Officer # 37103      Officer #
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